Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer II dated October 31, 1997 and May 1, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 49 and Amendment No. 32 to Registration Statement File Nos. 2-32773 and 811-07611, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998